                                                                    EXHIBIT 10.2


                                    AMENDMENT
                               TO THE AVIALL, INC.
                            1998 STOCK INCENTIVE PLAN

         THIS AMENDMENT TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN (this "Amendment"), dated as of June 14, 2002, is made and entered into by Aviall, Inc., a Delaware corporation (the "Company"). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aviall, Inc. 1998 Stock Incentive Plan (the "Plan").

                                    RECITALS

         WHEREAS, Section 16 of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time;

         WHEREAS, the Board desires to amend the Plan to increase the aggregate number of Common Shares (as defined in the Plan) that may be issued or transferred under the Plan set forth in Section 3 of the Plan; and

         WHEREAS, the Board submitted the proposal to amend the Plan to the Company's stockholders at the 2002 Annual Meeting of Stockholders; and

         WHEREAS, the Company's stockholders approved the proposal to amend the Plan to increase the aggregate number of Common Shares;

         NOW, THEREFORE, in accordance with Section 16 of the Plan, the Company hereby amends the Plan as follows:

1. Subsection 3(a) of the Plan is hereby amended, effective June 14, 2002, by deleting said Subsection in its entirety and substituting in lieu thereof the following:

         (a) Subject to adjustment as provided in Section 3(b) and Section 10 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 3,290,000 Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

2. Subsection (3)(c)(i) of the Plan is hereby amended, effective June 14, 2002, by deleting said Subsection in its entirety and substituting in lieu thereof the following:

         (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 3,290,000 Common Shares, and

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

                                    AVIALL, INC.

                                    By:    /s/ Jeffrey J. Murphy
                                           -------------------------------------
                                    Name:  Jeffrey J. Murphy
                                    Title: Senior Vice President, Law & Human
                                           Resources, Secretary and General
                                           Counsel